  EXHIBIT 11(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Qualification Amendment to the Offering Statement No. 024-11333 on Form 1-A of our report dated April 30, 2021 relating to the financial statements of Trilogy Multifamily Income & Growth Holdings I, LLC.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 24, 2022